Exhibit 99.1

Everspin Announces Third Quarter 2017 Financial Results

Chandler, AZ, November 13, 2017— Everspin Technologies, Inc., (Nasdaq:MRAM), today announced the company’s third quarter 2017 financial results for the quarter ended September 30, 2017.

Revenue for the third quarter of 2017 was a record $9.0 million, compared to $7.2 million for the third quarter of 2016. Everspin’s GAAP net loss for the third quarter of 2017 was $5.4 million, or ($0.43) per share based on 12.6 million weighted-average shares outstanding, compared to a GAAP net loss of $1.4 million, or ($0.54) per share for the third quarter of 2016 based on 2.7 million weighted-average shares outstanding.

“As I’ve settled into the role as Everspin’s CEO, I am pleased with our progress on transforming our company from a developer of innovative MRAM technology into one that can develop markets, scale operations, and reduce costs to compete in what we expect to be a larger and more competitive MRAM market,” said Kevin Conley, Everspin’s President and Chief Executive Officer. “Our existing product portfolio has performed well over the past quarter and provided a solid revenue base as we prepare to put our innovative STT-MRAM technology into production.”

Recent Business Highlights

•	The appointment of Kevin Conley in September as President and Chief Executive Officer.

•	The company’s Toggle MRAM business remains strong and achieved another record revenue level in the third quarter.

•	Earlier this month, the company filed a $100 million shelf registration statement. The S3 registration provides flexibility for the company to potentially raise additional working capital.

Financial Results Conference Call

Everspin will host a conference call to discuss its financial results at 4:30 p.m. Eastern Time on Monday, November 13. Interested parties can listen to a live webcast of the conference call by visiting the Investor Relations section of Everspin’s website at www.investor.everspin.com. Dial in information for the conference call is available by registering at http://dpregister.com/10112176. A replay of the conference call will also be available on the Investor Relations section of Everspin’s website at www.investor.everspin.com following the completion of the call.

About Everspin Technologies

Headquartered in Chandler, Arizona, Everspin Technologies, Inc. is the worldwide leader in designing, manufacturing, and commercially shipping discrete and embedded Magnetoresistive RAM (MRAM) and Spin Transfer Torque MRAM (STT-MRAM) into markets and applications where data persistence and integrity, low latency, and security are paramount. With over 70 million MRAM and STT-MRAM products deployed in data center, cloud storage, energy, industrial, automotive, and transportation markets, Everspin has built the strongest and fastest growing foundation of MRAM users in the world. For more information, visit www.everspin.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statement, including, but not limited to, the ability of the company to transition from a developer of innovative MRAM technology into one that can develop markets, scale operations, and relentlessly reduce costs to compete in what the company expects to be a much larger and competitive MRAM market; the continuation of strong demand for the company’s Toggle products; the successful integration of new management and the execution of the company’s strategy by its management team; and the ability to raise capital as needed to support customer and industry adoption of MRAM technology and successfully bring to market and manufacture products in Everspin’s design pipeline. Readers are advised that they should not place undue reliance on these forward-looking statements and should review these and other risk factors included in Everspin’s various filings with the Securities and Exchange Commission, including, but not limited to, in its Quarterly Report on Form 10-Q filed with the SEC on November 13, 2017, Annual Report on Form 10K filed with the SEC on March 29, 2017, under the caption “Risk Factors Related to Our Business and Our Industry.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

EVERSPIN TECHNOLOGIES, INC.
Condensed Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$17,842	$29,727
Accounts receivable, net	3,700	3,170
Amounts due from related parties	483	486
Inventory	7,697	5,069
Prepaid expenses and other current assets	730	1,050

Total current assets	30,452	39,502
Property and equipment, net	4,017	1,920
Other assets	61	50

Total assets	$34,530	$41,472

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,093	$1,502
Accrued liabilities	2,090	1,811
Amounts due to related parties	2,029	1,359
Deferred income on shipments to distributors	2,150	1,827
Current portion of long-term debt	1,649	3,884

Total current liabilities	10,011	10,383
Long-term debt, net of current portion	10,414	4,218

Total liabilities	20,425	14,601

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of September 30, 2017 and December 31, 2016; no shares issued and outstanding as of September 30, 2017 and December 31, 2016	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized as of September 30, 2017 and December 31, 2016; 12,746,399 and 12,498,128 shares issued and outstanding as of September 30, 2017 and December 31, 2016	1	1
Additional paid-in capital	127,262	123,309
Accumulated deficit	(113,158)	(96,439)

Total stockholders’ equity	14,105	26,871

Total liabilities and stockholders’ equity	$34,530	$41,472

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Product sales	$8,323	$6,346	$22,405	$18,335
Product sales—related party	610	662	1,810	1,396
Licensing and royalty revenue	75	156	379	299
Licensing and royalty revenue—related party	—	—	1,219	—

Total revenue	9,008	7,164	25,813	20,030
Cost of sales	3,753	2,859	10,549	8,563

Gross profit	5,255	4,305	15,264	11,467
Operating expenses:
Research and development	6,420	3,111	19,236	14,342
General and administrative	3,031	1,586	8,669	4,881
Sales and marketing	1,112	788	3,331	2,476

Total operating expenses	10,563	5,485	31,236	21,699

Loss from operations	(5,308)	(1,180)	(15,972)	(10,232)
Interest expense	(178)	(798)	(584)	(1,982)
Other income, net	40	534	83	814
Loss on extinguishment of debt	—	—	(246)	—

Net loss and comprehensive loss	$(5,446)	$(1,444)	$(16,719)	$(11,400)

Net loss per common share, basic and diluted	$(0.43)	$(0.54)	$(1.35)	$(4.40)

Weighted-average shares used to compute net loss per common share, basic and diluted	12,559,812	2,657,574	12,425,390	2,589,704

EVERSPIN TECHNOLOGIES, INC.
Condensed Statement of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(16,719)	$(11,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	837	598
Loss on disposal of property and equipment	—	80
Stock-based compensation	1,511	520
Change in fair value of redeemable convertible preferred stock warrant liability	—	(32)
Non-cash loss on extinguishment of debt	185	—
Change in fair value of derivative liability	—	(798)
Non-cash interest expense	188	1,066
Compensation expense related to vesting of common stock to GLOBALFOUNDRIES	1,224	751
Changes in operating assets and liabilities:
Accounts receivable	(530)	(417)
Amounts due from related parties	3	(55)
Inventory	(2,628)	(1,127)
Prepaid expenses and other current assets	320	(277)
Other assets	(11)	(21)
Accounts payable	574	598
Accrued liabilities	279	204
Amounts due to related parties	(77)	2,959
Deferred income on shipments to distributors	323	206
Deferred revenue	—	(187)

Net cash used in operating activities	(14,521)	(7,332)

Cash flows from investing activities
Purchases of property and equipment	(2,170)	(596)

Net cash used in investing activities	(2,170)	(596)

Cash flows from financing activities
Proceeds from convertible promissory notes-related party	—	8,500
Proceeds from debt	12,000	1,500
Payments on debt	(8,356)	(598)
Payments of debt issuance costs	(49)	(40)
Payments on capital lease obligation	(7)	(179)
Payments of deferred offering costs	—	(1,611)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	1,218	48

Net cash provided by financing activities	4,806	7,620

Net decrease in cash and cash equivalents	(11,885)	(308)
Cash and cash equivalents at beginning of period	29,727	2,307

Cash and cash equivalents at end of period	$17,842	$1,999

Supplementary cash flow information:
Interest paid	$396	$916

Non-cash investing and financing activities:
Purchase of property and equipment in accounts payable and amounts due to related parties	$764	$—

Purchase of property and equipment under capital lease obligations	$—	$34

Deferred offering costs recorded in accounts payable and accrued liabilities	$—	$1,490

EVERSPIN TECHNOLOGIES, INC.
Adjusted EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net loss	$(5,446)	$(1,444)	$(16,719)	$(11,400)
Depreciation and amortization	327	218	837	598
Stock-based compensation expense	672	309	1,511	520
Compensation expense related to vesting of GLOBALFOUNDRIES common stock	508	(691)	1,224	751
Interest expense	178	798	584	1,982

Adjusted EBITDA	$(3,761)	$(810)	$(12,563)	$(7,549)

Everspin Investor Relations Contact

David H. Allen

408-427-4463

DAllen@DarrowIR.com